AMERICAN SKANDIA TRUST

                                 CODE OF ETHICS

         WHEREAS,   AMERICAN   SKANDIA  TRUST  (the  "Trust")  is  a  registered
investment company under the Investment Trust Act of 1940, as amended (the "ICA"); and

         WHEREAS, Rule 17j-i under the ICA requires the Trust, the investment advisor, and the distributor of the Trust to adopt a Code of Ethics.

         NOW, THEREFORE, the Trust hereby adopts the following Code of Ethics, as amended, this 1st day of June, 2000.

                                   DEFINITIONS

         For the purposes of this Code of Ethics the following terms shall have the meanings set forth below:

         (a) "Access Person" means any director, officer, or advisory person of the Trust; provided, however, that any persons who are access persons of the investment adviser or distributor for the Trust, and who reports his or her securities transactions to such investment adviser or distributor in accordance with Rule 17j-i of the ICA, shall not be deemed an access person of the Trust required to report pursuant to this Code of Ethics. The President of the Trust will maintain a list of all access persons (and of all persons who would be access persons but for the exception set forth above regarding access persons of other companies), and will notify each access person in writing that such person is an access person. Once a person has been so identified he or she shall continue to be an access person until otherwise notified in writing by the President provided, however, if such person is an access person solely because he or she is a director of the Trust, such person shall cease to be an access person at the time such person ceases to be a director. Each access person shall receive a copy of this Code.

         (b)      "Advisory Person" means

                  (i) any employee of the Trust, its investment advisor or distributor (or of any entity in a control relationship with the Trust, its investment advisor or distributor, as defined in (e) hereof) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information (other than publicly available information) regarding the purchase or sale of a security by the Trust, or whose functions relate to the making of any recommendation with respect to such purchases or sales; and

                  (ii) any natural person who controls the Trust or its investment adviser and who obtains information (other than publicly available information) concerning recommendations made to the Trust with regard to the purchase or sale of securities.

         (c)      "Affiliated Persons" or "Affiliates" means

                  (i) any employee or access person of the Trust, and any member of the immediate family (defined as spouse, child, mother, father, brother, sister, in-law or any other relative) of any such person who lives in the same household as such person or who is financially dependent upon such person;

                  (ii) any  account for which any of the  persons  described  in
(c)(i) hereof is a custodian, director or otherwise acting in a fiduciary capacity, or with respect to which any such person either has the authority to make investment decisions or from time to time gives investment advice; and

                  (iii) any partnership, corporation, joint venture, trust or other entity in which any employee of the Trust or access person of the Trust directly or indirectly, in the aggregate, has a 10% or more beneficial interest or for which any such person is a general partner or an executive officer.

         (d) "Beneficial ownership of a security" by any person includes securities held by: (a) a spouse, minor children or relatives who share the same home with such person; (b) an estate for such person's benefit; (c) a trust, of which (i) such person is a director or such person or members of such person's immediate family have a vested interest in the income or corpus of the trust, or
(ii) such person owns a vested beneficial interest, or (iii) such person is the settlor and such person has the power to revoke the trust without the consent of all the beneficiaries; (d) a partnership in which such person is a partner; (e) a corporation (other than with respect to treasury shares of the corporation) of which such person is an officer, Director or 10% stockholder; (f) any other person if, by reason of  contract,  understanding,  relationship,  agreement  or other arrangement, such person obtains therefrom benefits substantially equivalent to those of ownership; or (g) such person's spouse or minor children or any other person, if, even though such person does not obtain therefrom the above-mentioned benefits of ownership, such person can vest or revest title in himself at once or at some future time. A beneficial owner of a security also includes any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power with respect to such security. Voting power includes the power to vote, or includes the power to dispose, or to direct the disposition of such security.

         (e) "Control" means the power to exercise a controlling influence over the management or policies of a corporation. Any person who owns beneficially, either directly or through one or more controlled corporations, more than 25% of the voting securities of a corporation shall be presumed to control such corporation.

         (f) "Covered Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, reorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing, provided, however, that "covered security" shall not mean securities issued or guaranteed by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), and shares of registered open-end investment companies.

         (g) "Investment Personnel" means an employee of the Trust (or of any entity in a control relationship with the Trust as defined in (e) hereof) who in connection with his or her regular functions and duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust; and any natural person who controls the Trust and who obtains information concerning recommendations regarding the purchase or sale of securities by the Trust.

(h) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 ("Securities Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act").

         (i) "Limited Offering" is an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

     (j) "Purchase or sale of a covered security" includes the writing of an option to purchase or sell a security.

         (k) "Security held or to be acquired" by the Trust means any covered security which, within the most recent fifteen (15) days, (i) is or has been held by the Trust, or (ii) is being or has been considered by the Trust for purchase by the Trust.

I.       Compliance with Governing Laws, Regulations and Procedures

         All employees of the Trust and the investment advisor and distributor to the Trust shall have and maintain knowledge of and shall comply strictly with all applicable Federal and state laws and all rules and regulations of any governmental agency or self-regulatory organization governing his or her activities.

         Each employee will be given a copy of the Code of Ethics at the time of his or her employment.

         Each employee shall comply with all laws and regulations relating to the use of material non-public information. Trading on "inside information" of any sort, whether obtained in the course of research activities, through a client relationship or otherwise, is strictly prohibited.

         All employees shall comply strictly with procedures established by the Trust to ensure compliance with applicable Federal and state laws and regulations adopted by governmental agencies and self-regulatory organizations. The employees shall not knowingly participate in, assist, or condone any acts in violation of any statute or regulation governing securities matters, nor any act which would violate any provision of this Code of Ethics, or any rules adopted thereunder.

         Each employee having supervisory responsibility shall exercise reasonable supervision over employees subject to his or her control, with a view to preventing any violation by such persons of applicable statutes or regulations, the Trust's procedures or the provisions of the Code of Ethics.

         Any employee encountering evidence that acts in violation of applicable statutes or regulations or provisions of the Code of Ethics have occurred shall report such evidence to the Board of Trustees (the "Trustees") of the Trust.

         While the employees of the various sub-advisors to the Trust are not subject to this Code of Ethics generally, each sub-advisor will provide to the Trust and its investment advisor a copy of the sub-advisor's code of ethics, and will notify the Trust and its investment advisor, no less frequently than quarterly, of any material violations of such code of ethics.

II.      Confidentiality of Transactions

         Information relating to the Trust's portfolio and research and studies activities is confidential until publicly available. Whenever statistical information or research is supplied to or requested by the Trust, such information must not be disclosed to any persons other than persons designated by the President of the Trust or the Trustees. If the Trust is considering a particular purchase or sale of a security for the Trust, this must not be disclosed except to such duly authorized persons.

         Any employee authorized to place orders for the purchase or sale of securities on behalf of the Trust shall take all steps reasonably necessary to provide that all brokerage orders for the purchase and sale of securities for the account of the Trust will be so executed as to ensure that the nature of the transactions shall be kept confidential until the information is reported to the Securities and Exchange Commission or the Trust's shareholders in the normal course of business.

         If any employee of the Trust or access person should obtain information concerning the Trust's portfolio (including, the consideration by the investment advisor of acquiring, or recommending any security for the Trust's portfolio), whether in the course of such person's duties or otherwise, such person shall respect the confidential nature of this information and shall not divulge it to anyone unless it is properly part of such person's services to the Trust to do so or such person is specifically authorized to do so by the President of the Trust.

III.     Ethical Standards

         Every officer and employee, in making any investment recommendation or taking any investment action, shall exercise diligence and thoroughness, and shall have a reasonable and adequate basis for any such recommendations or action.

         No officer or employee shall undertake independent practice for compensation in competition with the Trust.

         The officers, employees and access persons and their respective affiliates, shall conduct themselves in a manner consistent with the highest ethical standards. They shall avoid any action, whether for personal profit or otherwise, that results in an actual or potential conflict of interest, or the appearance of a conflict of interest, with the Trust or which may be otherwise detrimental to the interests of the Trust.

         No officer, director or employee shall improperly use for such person's personal benefit any knowledge, whether obtained through such person's relationship with any adviser or administrator to the Trust, or otherwise, of any investment recommendation made or to be made or of any investment action taken or to be taken by the Trust.

         No  officer,   director  or  employee  shall  disclose  any  non-public
information relating to the Trust's portfolio or transactions, nor shall any officer, director or employee disclose any non-public information relating to the business or operations of the Trust unless properly authorized to do so.

         Any officer or employee having discretion as to the selection of broker-dealers to execute securities transactions for the Trust shall select broker-dealers solely on the basis of the services provided directly or indirectly by such broker-dealers to the Trust. An officer or employee shall not, directly or indirectly, receive a fee or commission from any source in connection with the sale or purchase of any security for the Trust.

         In addition, the Trust shall take all actions reasonably calculated to ensure that it engages broker-dealers to transact business with the Trust whose partners, officers and employees, and their respective affiliates, will conduct themselves in a manner consistent with the provisions of this Section III.

         Conflicts of interest generally result from a situation in which an individual has personal interests in a matter that is or may be competitive with his responsibilities to another person or entity (such as the Trust) or where an individual has or may have obligations or responsibilities to two or more persons or entities. In the case of the relationship between the Trust on the one hand, and its employees and access persons and their respective affiliates, on the other hand, such conflicts may result from the purchase or sale of securities for the account of the Trust and for the account of any affiliated person or from the purchase or sale for the account of the Trust of securities in which an access person or employee of the Trust or his or her affiliates has an interest. In these cases, all potential or actual conflicts must be disclosed and the first preference and priority must be to avoid such conflicts of interest wherever possible and, where they unavoidably occur, to resolve them in a manner not disadvantageous to the Trust.

IV.      Activities and Transactions of Access Persons

         (a) No access person shall recommend to, or cause or attempt to cause, the Trust to acquire, dispose of, or hold any security (including, any option, warranty or other right or interest relating to such security) which such access person or an affiliate of such access person has direct or indirect beneficial ownership unless the access person shall first disclose in writing to the Trustees all facts reasonably necessary to identify the nature of the ownership of such access person or his or her affiliate in such security.

         (b) No access person shall knowingly purchase or sell any security which said person intends to recommend for purchase or sale by the Trust until the Trust has completed all of its intended trades in said security.

         (c) No access person or affiliate of such access person shall engage in a purchase or sale of a security (including any option, warrant or other right or interest relating to such security) held or to be acquired by the Trust, other than on behalf of the Trust unless such transaction is:

          (i) only remotely potentially harmful to the Trust because it would be unlikely to affect trading in or the market value of the security; or

          (ii) non-volitional on the part of the access person; or

          (iii) clearly not related economically to a security to be acquired, dispose of or held by the Trust; or

          (iv) in light of all relevant facts and circumstances, otherwise not disadvantageous to the Trust.

         (d) In order to ensure compliance with Section IV(c) hereof, but subject to the exceptions set forth in Section IV(f) hereof, no access person or affiliate of an access person shall knowingly engage in a purchase or sale of a security held or to be acquired by the Trust (other than on behalf of the Trust) without first obtaining the written authorization of the Trustees or the designated compliance officer. Such transactions shall not be authorized by the Trustees or the designated compliance officer, unless it or he shall determine, in its or his discretion, that such transactions would be permissible under
Section IV(c) in terms of their effect on the Trust or are non-volitional on the part of the access person.

         (e) If, in compliance with the limitations and procedures set forth in this Section IV, any access person or an affiliate of such person shall engage in a purchase or sale of a security held or to be acquired by the Trust, first preference and priority must be given to any transactions which involve the Trust, and the Trust must have the benefit of the best price obtainable on acquisition and the best price obtainable on disposition of such securities.

         (f) If, as a result of fiduciary obligations to other persons or entities, and access person believes that such person or an affiliate of such person is unable to comply with certain provisions of the Code, such access person shall so advise the Trustees or the designated compliance officer in writing, setting forth with reasonable specificity the nature of such fiduciary obligations and the reasons why such access person believes such person is unable to comply with any such provisions. The Trustees or the designated compliance officer may, in its or his discretion, exempt such access person or an affiliate of such person from any such provisions, if it/he shall determine that the services of such access person are valuable to the Trust and the failure to grant such exemptions is likely to cause such access person to be unable to render services to the Trust. Any access person granted an exemption (including, an exception for an affiliate of such person), pursuant to this
Section IV(f) shall, within three business days after engaging in a purchase or sale of a security held or to be acquired by a client, furnish the Trustees or the designated compliance officer with a written report concerning such transaction, setting forth the information specified in Section V(c) hereof.

         (g) From time to time, trustees, officers or employees of the Trust may establish special or "insider" relationships with one or more issuers of securities (i.e., the director, officer or employee may become and officer or director of an issuer, a member of a creditors committee which engages in material negotiations with an issuer, etc.). In such cases, the Trustees or the designated compliance officer of the Trust may include such issues on a restricted list containing the names of issuers whose securities are not eligible for purchase or sale by the Trust or by access persons.

V.       Reporting Procedures

         (a) Except as provided in Section V(e) hereof, each person shall within ten days of their initially being identified as an access person report to the Trustees or the designated compliance officer the information described in
Section V(d) hereof with respect to all Covered Securities in which such access person had any direct or indirect beneficial ownership as of the date of such identification (whether or not any such Covered Security is a security held or to be acquired by the Trust) ("Initial Report"); provided, however, that such Initial Report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

         (b) Except as provided by Section V(e) hereof, every access person shall report to the Trustees or the designated compliance officer the information described in Section V(c) hereof with respect to transactions in any Covered Security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security (whether or not such security is a covered security held or to be acquired by the Trust); provided, however, that such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates; and, provided, however, that no report is required if such person is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the ICA, and would be required to make such report solely by reason of being a Director and except where such Director knew or, in the ordinary course of fulfilling his official duties as a Director of the Trust, should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the Director, such security is or was purchased or sold, or considered for purchase or sale by the Trust.

         (c) Every report required to be made pursuant to Section V(b) hereof shall be made not later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

          (i) The date of transaction, the title and the number of shares, and the principal amount of each security involved;

          (ii) The nature of the transaction (i.e., purchase sale or any other type of acquisition or disposition);

          (iii) The price at which the transaction was effected; and

          (iv) The name of the broker, dealer or bank with or through whom the transaction was effected.

(d) Each access person shall report to the Trustees or the designated compliance officer annually the following information, which information must be current as of a date no more than 30 days before the report is submitted:

          (i) The title, number of shares and principal amount of each Covered Security in which the access person had any direct or indirect beneficial ownership; and

          (ii) The name of any broker, dealer or bank with whom the access person maintains an account in which any securities are held for the direct or indirect benefit of the access person.

          (iii) A statement that he or she (1) has reviewed and understands the Code of Ethics, (2) recognizes that he or she is subject to it, and (3) if such access person was subject to the Code of Ethics during the past year, has complied with its requirements, including the requirements regarding reporting of personal securities transactions.

         (e) Notwithstanding the provisions of Section V(b) and (c) hereof, no person shall be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

         (f) All access persons shall direct any brokerage firm, bank or other concern at which the access person has a brokerage account or affiliated brokerage account to supply the Trustees or the designated compliance officer, on a timely basis, duplicate copies of the confirmation of all securities transactions in such account and copies of all periodic statements for such account. All access persons, except a Director of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the ICA and would not be required to make reports under this Section V solely by reason of being a Director (unless such Director knew or, in the ordinary course of fulfilling his official duties as Director, should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the Director, such security is or was purchased or sold, or considered for purchase or sale by the Trust), and such other persons as the Trustees shall determine shall promptly inform the Trustees or the designated compliance officer of any newly established brokerage account or affiliated brokerage account at any brokerage firm, bank or other concern.

VI.      Pre-approval Procedures

(a) Investment Personnel, if any, must obtain prior approval before directly or indirectly acquiring any beneficial ownership in securities (such securities not being limited to Covered Securities) in an Initial Public Offering ("IPO") or a Limited Offering ("LO").

(b) All requests for pre-approval shall be directed to the Trustees or to the designated compliance officer to determine whether purchasing securities in IPOs or LOs raise the types of conflicts of interest that Rule 17j-1 under the ICA is designed to address. Such requests for pre-approval shall not be unreasonably withheld if it is determined that no such conflicts of interest exist in connection with the purchase.

VII.     Review Procedures

         (a) The reports  submitted by access persons pursuant to Sections V(a),
(b) and (d) hereof shall be reviewed by the Trustees or the designated compliance officer, or such other persons or committees as shall be designated by the Trustees, in order to monitor compliance with this Code of Ethics. All failures to comply with this Code of Ethics shall be reported to and reviewed by the Trustees.

         (b) With respect to any violation of this Code of Ethics, the Trustees may take any preventive, remedial or other action which it may deem appropriate. In determining whether or not there has been, or may be, a conflict of interest between the Trust and any person subject to this Code of Ethics, the Trustees shall consider all of the relevant facts and circumstances.

VIII.    Sanctions

(a) Persons violating the provisions of this Code of Ethics or any rules thereunder may be subject to sanctions, which may include, among other things, restrictions on such person's personal securities transactions, a letter of censure, or suspension or termination of the employment of such person.

         (b) If it is determined by the Trustees that a violation of this Code of Ethics has occurred and that the person violating this Code of Ethics has purchased or sold a security at a more advantageous price than that obtained by the Trust, the Trust shall be entitled to the more advantageous price. The price adjustment paid by such person to the Trust shall be limited to the lesser of the number of shares purchased or sold by the person or the number of shares purchased or sold by the Trust. If this cannot be consummated, then the Trustees shall take such other course of action as it may deem appropriate.